Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ContraFect Corporation 2014 Omnibus Incentive Plan of ContraFect Corporation of our report dated March 14, 2019, with respect to the consolidated financial statements of ContraFect Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Hartford, Connecticut

May 10, 2019

A member firm of Ernst & Young Global Limited